EXHIBIT 1

VOTE GREEN

Shareholders for
SANDRIDGE

Vote Green

Dear Fellow SandRidge Energy Stockholder:

By now you should have received your consent solicitation materials in the mail, including the **GREEN** consent card. If you have not already done so, we urge you to return your signed and dated **GREEN** consent card by February 28th to ensure it is received by SandRidge prior to March 15th, the deadline for submitting consents.

Failure to return your **GREEN** consent card before the March 15th deadline will count as vote against our proposals.

SandRidge's future is in your hands. We ask that you vote your **GREEN** consent card today to facilitate the change needed to restore and build the value of our collective investment. Our interests are aligned with yours and the independent director nominees are committed to protecting your interests and maximizing stockholder value. Furthermore, ISS and Glass Lewis, the nation's leading proxy solicitation firms, have recently recommended that stockholders support our proposals, including the election of a majority of our nominees.

We ask that you vote your **GREEN** consent card today. If you have any questions on how to do so, please contact our proxy solicitor MacKenzie Partners, Inc. at (212) 929-5500 or Toll-Free (800) 322-2885.

Sincerely,
TPG-Axon

For more information please contact: MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
(212) 929-5500
(800) 322-2885

TPG-AXON MANAGEMENT LP, TPG-AXON PARTNERS GP, L.P., TPG-AXON GP, LLC, TPG-AXON PARTNERS, LP, TPG-AXON INTERNATIONAL, L.P., TPG-AXON INTERNATIONAL GP, LLC, DINAKAR SINGH LLC AND DINAKAR SINGH (COLLECTIVELY, "TPG-AXON") HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. IN CONNECTION WITH TPG-AXON'S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF SANDRIDGE ENERGY, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY TPG-AXON, STEPHEN C. BEASLEY, EDWARD W. MONEYPENNY, FREDRIC G. REYNOLDS, PETER H. ROTHSCHILD, ALAN J. WEBER AND DAN A. WESTBROOK (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT HAVE BEEN FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, TPG-AXON WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD WITHOUT CHARGE UPON REQUEST.
INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE CONSENT STATEMENT ON SCHEDULE 14A FILED BY TPG-AXON WITH THE SEC ON JANUARY 18, 2013. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.